Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Registered Exchange Offer for Its Outstanding 2 7/8% Convertible Notes Due 2010
Baton Rouge, LA — May 31, 2007 — Lamar Advertising Company (NASDAQ: LAMR) (“Lamar”), a leading owner and operator of outdoor advertising and logo sign displays, today announced that it has commenced an offer to exchange all of its outstanding 2 7/8% Convertible Notes due 2010 (the “outstanding notes”), for an equal amount of newly issued 2 7/8% Convertible Notes due 2010—Series B (the “new notes”) and cash. The new notes will be a separate series of debt securities, which will have their own CUSIP number.
The purpose of the exchange offer is to exchange outstanding notes for new notes with certain different terms, including the type of consideration Lamar may use to pay holders who convert their notes. Among their features, the new notes are convertible into Class A common stock, cash or a combination thereof, at Lamar’s option, subject to certain conditions, while the outstanding notes are convertible solely into Lamar’s Class A common stock. As of May 31, $287,500,000 aggregate principal amount of the outstanding notes was outstanding.
In accordance with the terms and subject to the conditions of the exchange offer, for each validly tendered and accepted $1,000 principal amount of outstanding notes, Lamar is offering to exchange:
•	$1,000 principal amount of its new notes, and
•	$2.50 in cash.
The full terms of the exchange offer, a description of the new notes and the differences between the new notes and the outstanding notes and other information relating to the exchange offer and Lamar are explained in a Registration Statement on Form S-4 and the included prospectus filed with the Securities and Exchange Commission on May 31, 2007.
The exchange offer for the outstanding notes will expire at midnight, New York City time, on Wednesday, June 27, 2007, unless earlier terminated or extended by Lamar. Tendered outstanding notes may be withdrawn at any time prior to midnight on the expiration date. The completion of the exchange offer is subject to customary conditions described in the documents related to the exchange offer. Subject to applicable law, Lamar may waive conditions applicable to the exchange offer or extend, terminate or otherwise amend the exchange offer.
The dealer manager for the exchange offer is Wachovia Securities. The exchange agent for the exchange offer is The Bank of New York Trust Company, N.A. The information agent for the exchange offer is The Altman Group, Inc. Any questions regarding procedures for tendering the outstanding notes or requests for additional copies of the prospectus and related documents, which are available for free and which describe the exchange offer in greater detail, should be directed to The Altman Group, Inc., whose address and telephone number are as follows:

The Altman Group, Inc.
1200 Wall Street West
3rd Floor
Lyndhurst, NJ 07071
Holders call toll-free: (866) 416-0551
Banks and Brokers call: (201) 806-7300
Fax: (201) 460-0050
Holders of outstanding notes should read the registration statement and related exchange offer materials when they become available because they contain important information. Holders of outstanding notes can obtain a copy of the registration statement and other exchange offer materials free of charge from the SEC’s website at www.sec.gov.
Lamar’s board of directors is not making any recommendation to holders of outstanding notes as to whether or not they should tender any outstanding notes pursuant to the exchange offer. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.